Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2012, with respect to the financial statements included in the Annual Report of the Hanesbrands Inc. Hourly Retirement Savings Plan of Puerto Rico on Form 11-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hanesbrands Inc. on Form S-8 (File No. 333-137143, effective September 6, 2006).

/s/ Grant Thornton LLP Raleigh, North Carolina
June 27, 2012